Exhibit 99.1

Press Release

Clean Harbors Names Vice Chairman James M. Rutledge
President and Chief Operating Officer

Robert E. Gagnon Appointed Chief Financial Officer

Norwell, MA — August 20, 2012 — Clean Harbors, Inc. (“Clean Harbors”) (NYSE: CLH), the leading provider of environmental, energy and industrial services throughout North America, today announced that Vice Chairman, Chief Financial Officer and Treasurer James M. Rutledge, 60, will transition to the newly created position of President and Chief Operating Officer. He will retain his position as Vice Chairman.  In conjunction with this promotion, Clean Harbors also announced that Robert E. Gagnon, 38, has joined the Company as Executive Vice President, Chief Financial Officer and Treasurer.

“Since his arrival at Clean Harbors in 2005, Jim Rutledge has played an instrumental role in managing the financial and administrative responsibilities of the Company through a period of rapid expansion,” said Alan S. McKim, Chairman and Chief Executive Officer of Clean Harbors. “After being named Vice Chairman in 2011, Jim also has made substantial contributions at the Board level. His commitment to our long-term vision for Clean Harbors and demonstrated ability to achieve results will be invaluable as we seek to extend our leadership position in the industry.”

Prior to Clean Harbors, Rutledge served as Chief Financial Officer of Rogers Corporation from 2002 through 2005, where he was responsible for financial, tax and legal functions as well supply chain operations worldwide. Prior to Rogers, he served as CFO at Baldwin Technology Company, Inc., a publicly listed manufacturer of controls, accessories and material handling equipment for the printing industry. He also served in various capacities, including vice president and treasurer, over a 20-year span at Witco Corporation, a $2 billion global specialty chemicals company. Rutledge began his career as a Certified Public Accountant at Price Waterhouse & Co.

“Rob Gagnon’s broad financial expertise makes him an ideal choice to be our next CFO,” McKim said. “He is a seasoned executive with experience running a large-scale finance organization for a Fortune 500 company. His strengths align perfectly with Clean Harbors’ current growth strategy as he brings a deep background in the areas of M&A, capital planning and business development. In addition, Rob began his career as an auditor. We are excited to have him join our executive team.”

Prior to joining Clean Harbors, Gagnon served as Vice President of Finance, Business Planning and Chief Accounting Officer at Biogen Idec Inc. He has held a variety of positions within Biogen’s finance organization since joining the company in 2005. Previously, Gagnon was a Senior Audit Manager with Deloitte & Touche and PricewaterhouseCoopers. Prior to those positions, he was Corporate Controller at eRoom Technology. A Certified Public Accountant, Gagnon holds an MBA degree with a finance concentration from the Massachusetts Institute of Technology and a BA degree in Accounting from Bentley College.

42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

Press Release

Clean Harbors Names Vice Chairman James M. Rutledge
President and Chief Operating Officer

About Clean Harbors

Clean Harbors is the leading provider of environmental, energy and industrial services throughout North America.  The Company serves more than 60,000 customers, including a majority of the Fortune 500 companies, thousands of smaller private entities and numerous federal, state, provincial and local governmental agencies.

Headquartered in Norwell, Massachusetts, Clean Harbors has more than 200 locations, including over 50 waste management facilities, throughout North America in 37 U.S. states, seven Canadian provinces, Mexico and Puerto Rico.  For more information, visit www.cleanharbors.com.

Safe Harbor Statement

Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans to,” “estimates,” “projects,” or similar expressions.  Such statements may include, but are not limited to, statements about the Company’s business outlook and financial guidance and other statements that are not historical facts.  Such statements are based upon the beliefs and expectations of Clean Harbors’ management as of this date only and are subject to certain risks and uncertainties that could cause actual results to differ materially, including, without limitation, those items identified as “risk factors” in the Company’s most recently filed Form 10-K and Form 10-Q. Therefore, readers are cautioned not to place undue reliance on these forward-looking statements.  The Company undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements other than through its various filings with the Securities and Exchange Commission, which may be viewed in the “Investors” section of the Company’s website at www.cleanharbors.com.

Contacts:

James M. Rutledge	Jim Buckley
Vice Chairman, President and Chief Operating Officer	Executive Vice President
Clean Harbors, Inc.	Sharon Merrill Associates
781.792.5100	617.542.5300
InvestorRelations@cleanharbors.com	clh@investorrelations.com

42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com